Exhibit 99.1

Aastrom Biosciences The Future of Cell Therapy April 2013

Safe Harbor This presentation contains forward-looking statements, including, without limitation, statements concerning product-development objectives, clinical trial strategies, clinical trial timing and expected results, market data, potential market opportunities, market development plans, anticipated milestones and potential advantages of ixmyelocel-T, all of which involve certain risks and uncertainties which could cause actual results to differ materially from the expectations contained in the forward-looking statements. Any forward-looking statement speaks only as of the date of this presentation, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events. Among the risks and uncertainties that may result in differences are: the results obtained from, and our ability to complete, clinical trials and development activities; our ability to obtain and maintain required regulatory approvals, including required FDA approvals; changes in regulatory requirements; competitive conditions; technological and market changes and the possibility that our products may become obsolete; commercial acceptance of our products such as our cell products for tissue repair treatments; our relationships with third parties and our reliance on third parties to conduct some of our clinical trials; the availability of resources, including those resources used in our cell manufacturing process; and our ability to develop or license intellectual property rights to protect our proprietary products and technologies. These and other significant factors are discussed in greater detail in Aastrom’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. 2

Aastrom Biosciences Highlights

AASTROM

Leading Autologous Cell Therapy Platform	• Developing patient-specific multicellular therapies • Automated cGMP manufacturing system • Expandable and highly scalable
Highly Differentiated Product	• Ixmyelocel-T is a unique multicellular therapy • Key effector cells are M2-like macrophages and mesenchymal stromal cells • Multiple biological activities that promote tissue repair & regeneration
Positive Clinical Data in Areas of Large Unmet Need	• Focus on severe ischemic cardiovascular diseases • Experience in over 400 patients to date • Well-tolerated with consistent positive efficacy data
Substantial Commercial Opportunities	• Lead indication in advanced heart failure due to dilated cardiomyopathy • U.S. Orphan Drug designation • Large market opportunity

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Ixmyelocel-T is a unique multicellular therapy; key effector cells are M2-like macrophages and MSCs 4

Ixmyelocel-T has multiple biological activities that promote repair & regeneration of ischemic tissue 5

Aastrom’s therapeutic platform provides for efficient cell collection, production and delivery 6

Ixmyelocel-T GMP manufacturing platform is highly automated and expandable, with low COGS Automated, Fully-Closed GMP Manufacturing System Single-use disposable bioreactor cassette Application key Incubator Processor System manager Highly Scalable Modular Expansion Enables COGS < 10% at commercial scale 7

Ixmyelocel-T final product is convenient and easy to use

AASTROM

- Manufactured to finished product specifications
- Streamlined logistics
  - Shipped via Fedex overnight in a qualified container
- Ready to use when received
  - No freezing or thawing
  - No refrigeration
  - No reconstitution
- 72-hour shelf life
- Easy to administer


ixmyelocel-T

NOGA® Myostar™ Injection Catheter



Source: Perin E C et al. Circulation 2003;107:2294-2302

Copyright © American Heart Association

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Aastrom’s unique multicellular platform offers potential for multiple therapeutic applications 9 Bone Cardiac Liver Pancreas Kidney Joints Bone Marrow Neural Vascular Muscle Lung Autoimmune Disease Atherosclerosis Ixmyelocel-T Potential Therapeutic Applications

Current focus is on developing ixmyelocel-T to treat advanced heart failure due to ischemic DCM 10

ADD AHA CHF Forecast Heart failure represents a significant unmet medical need and growing public health problem 11 CRT $25,000-$50,000 initial LVAD2 $150,000 initial, $225,000 1st year Transplantation3 $200,000 initial, $1M 1st year Source: Heidenreich et al. Circulation 2013;123:933-944 Sources: 1. Heidenreich et al. Circulation 2013;123:933-944; 2. Moskowitz, Ann Thorac Surg 2001;71:S195-S198; 3. Transplant Living.org

Ischemic DCM is a leading cause of heart failure and heart transplantation 12 Description Disease of the heart muscle characterized by a weakened and enlarged chambers, reduced wall thickness, and inability to sufficiently pump blood 3rd most common cause of heart failure Leading cause of heart transplantation Symptoms Chest pain Shortness of breath Fatigue Current Treatment Options Very limited therapeutic options available Heart transplants limited Left ventricular assist devices (LVADs) have high cost and poor QOL Causes Ischemia/Atherosclerosis – 60% of DCM patients Genetic; disease and toxin-induced Idiopathic

A majority of advanced heart failure patients that are refractory to medical therapy have DCM

AASTROM

Heart Failure
5.5 Million Patients

Class III/IV NYHA
1.8 Million Patients

Refractory to Rx Therapy
265,000 Patients

Transplants
2,000/yr

Patient Profile

- Majority of patients have DCM, with approximately 60% being of ischemic origin
- Generally have maximized Rx and CRT/ICD device therapy
- Typically no longer candidates for revascularization (angioplasty or CABG)
- Approximately 3,000 patients on waiting list for a heart transplant
- LVADs are commonly utilized as a bridge to heart transplantation

Sources: Heidenreich et al. Circulation 2013;123:933-944; Health Research International; America Heart Association
Key DCM Assumptions: Prevalence Rate - 36/100,000 adults, Incidence Rates - 5.5/100,000 adults, Annual Death Rate - 20%, IDCM - 60% of DCM. NYHA ~25% (III) and ~4% (IV)

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14 The refractory ischemic DCM market represents a significant commercial opportunity for ixmyelocel-T Key Assumptions: 48 months to peak sales, price = $40,000, 3% annual price increase, no “off label” use Year Sources: Health Research International, America Heart Association Key DCM Assumptions: Refractory IDCM is 70% of Refractory NYHA Class III/IV Ixmyelocel-T Commercial Opportunity First to market to treat advanced heart failure due to ischemic DCM Orphan indication Premium pricing > $1B market opportunity

Ixmyelocel-T significantly and reproducibly reduced tissue damage in a murine model of heart failure Naïve Mouse Control Vehicle ixmyelocel-T Naïve Mouse Control Vehicle ixmyelocel-T N=6 N=11 N=5 N=9 N=7 N=6 15 Study conducted at Medigenix, LLC; data presented at the 18th Annual International Society for Cellular Therapy Meeting, June 2012. Murine Non-Acute Infarct Model

Ixmyelocel-T demonstrated a trend towards reducing apoptosis in the infarct border zone Mean +/- SEM 16 Study conducted at Medigenix, LLC; data presented at the 18th Annual International Society for Cellular Therapy Meeting, June 2012. Murine Non-Acute Infarct Model N=2 N=3 N=3 Control Vehicle Ixmyelocel-T

Ixmyelocel-T treatment increased plasma nitrates, which may contribute to observed protective effects *** *** P < 0.001 vs. Vehicle 17 n=3 n=5 n=7 n=9 Study conducted at Medigenix, LLC; data presented at the 18th Annual International Society for Cellular Therapy Meeting, June 2012. Murine Non-Acute Infarct Model

Phase 2a DCM clinical objectives focused on safety, optimizing delivery and patient selection Phase 2a Clinical Objectives Demonstrate ixmyelocel-T safety in DCM patients Evaluate delivery approaches Gain clinical insight into patient selection Phase 2a Study Parameters: Two 12-month randomized open-label DCM studies Delivery: Surgical (IMPACT-DCM study) vs. Catheter (CATHETER-DCM Study) Patient Population: Ischemic vs. non-ischemic DCM IMPACT-DCM (n=39) CATHETER-DCM (n=21) Delivery Intramyocardial delivery to the myocardium via thoracotomy Endocardial injections delivered via NOGASTAR® endomyocardial catheter Ixmyelocel-T Control Ixmyelocel-T Control Total n=60 24 15 15 6 IDCM 12 7 9 3 NIDCM 12 8 6 3 18

Phase 2a safety results demonstrated that ixmyelocel-T was well-tolerated in DCM patients Adverse Events Per Patient Days 0-5 Days 6+ Ixmyelocel-T Control Ixmyelocel-T Control IMPACT-DCM 6.71* N/A# 8.21 7.87 CATHETER-DCM 0.93* N/A# 5.93 7.83 *Only ixmyelocel-T subjects underwent mini-thoracotomy, thoroscopy, or catheter procedure. # Adverse events were not routinely collected for control patients prior to first visit (Day 6). 19 Summary Conclusions Overall, ixmyelocel-T was well-tolerated in patients with DCM IMPACT-DCM: Post-surgery, there was no difference in the incidence of AEs between ixmyelocel-T and control groups CATHETER-DCM: AE incidence was comparable between the ixmyelocel-T group and the control standard of care group Improved patient tolerance demonstrated with catheter administration

20 Subjects treated with ixmyelocel-T in the ischemic DCM groups had a lower percentage of MACE events *Combined IMPACT-DCM and CATHETER-DCM data in the ischemic DCM groups.

21 Consistent positive trends were observed in several efficacy parameters in the ischemic DCM groups* *Combined IMPACT-DCM and CATHETER-DCM data in the ischemic DCM groups

Phase 2b ixCELL-DCM Study Design Objectives To evaluate the efficacy, safety and tolerability of ixmyelocel-T compared to placebo in patients with heart failure due to ischemic DCM Patients Males and females, age 30-85 Diagnosis of ischemic DCM according to WHO criteria Not a candidate for reasonable revascularization procedures LVEF < 30% NYHA class III or IV heart failure Design Multicenter, randomized (1:1), double-blind, placebo-controlled phase 2b study 108 patients at approximately 30 sites in the US and Canada Administration via catheter injection into the left ventricular endocardium using the NOGA® MyostarTM injection catheter Key endpoints Primary: Number of all-cause deaths, all-cause hospitalizations, and emergency department visits for IV treatment of acute worsening heart failure over 12 months Secondary: Additional clinical, functional, structural, symptomatic/QOL, and biomarker measures at 3, 6 and 12 months Status First patients enrolled and treated in April 2013 The phase 2b ixCELL-DCM study is a robust clinical study of ixmyelocel-T in ischemic DCM patients 22

ixCELL-DCM Phase 2b study execution is highly achievable Well-defined patient population at a well-defined point in disease progression Advanced heart failure patients refractory to medical therapy Strong coordination between heart failure specialists and interventional cardiologists Existing relationships in management of patient care Study sites are concentrated in areas of high disease prevalence Target physicians located in these areas Target physicians are motivated to perform catheter-based procedures Standard practice for interventional cardiologists Study sites are experienced in using NOGA Myostar catheter for cell therapy studies Myostar catheter is specifically designed for cell therapy delivery Manageable number of patients at a significant number of sites 108 patients at 30 sites in U.S. and Canada 23 ixCELL-DCM Study Execution Attributes

The ischemic DCM indication provides a compelling path to commercialization for ixmyelocel-T 24 2014 2015 2013 Study Results FDA end of Phase 2 meeting Complete Patient Enrollment First Patient Enrolled Next Steps: Complete patient enrollment Hold FDA end of Phase 2 meeting Complete Phase 3 study design Key assumptions: Treatment effect from Phase 2b supports a single Phase 3 trial of ~300 patients 300 patient Phase 3 study will support FDA required safety database One year to recruit and one year of patient observation Complete Phase 3 study BLA Orphan submission

Aastrom Biosciences Highlights

AASTROM

Leading Autologous Cell Therapy Platform	• Developing patient-specific multicellular therapies • Automated cGMP manufacturing system • Expandable and highly scalable
Highly Differentiated Product	• Ixmyelocel-T is a unique multicellular therapy • Key effector cells are M2-like macrophages and mesenchymal stromal cells • Multiple biological activities that promote tissue repair & regeneration
Positive Clinical Data in Areas of Large Unmet Need	• Focus on severe ischemic cardiovascular diseases • Experience in over 400 patients to date • Well-tolerated with consistent positive efficacy data
Substantial Commercial Opportunities	• Lead indication in advanced heart failure due to dilated cardiomyopathy • U.S. Orphan Drug designation • $1+ billion peak revenue opportunity

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